Exhibit 27(m)

                          VULII- PruLife Custom Premier
                           Prospectus Filing May 2003

Demonstration of how the annual investment returns of the sub-accounts were derived from the hypothetical gross rates of return, how charges against sub-account assets were dedcuted the from annual investment returns of the sub-accounts

                 Hypothetical Gross Annual Investment Return                         6.00%
                 less       Arithmetic Average of
                            Total Contractual Porfolio Expenses            -         1.24%
                 less       Guaranteed
                            Mortality and Expense Fee                      -         0.45%
                                                                                  =========
                 Fund Crediting Rate (Net Annual Investment Rate)          =         4.31%


                           (27)(m) Annual Investment

                          VULII- PruLife Custom Premier
                           Prospectus Filing May 2003

  Male   Preferred  NonSmoker             Level Death Benefit (Type A)
Age:             32                       CVAT
Face:       175,000                       Maximum Charges
TTR:              0                       Assume Annual Payment of 1200 in all years
                                          Hypothetical Annual Return of 6% Gross, 4.31% Net
Policy --- Year 5
                       (0a)       (0b)       (1)       (2)      (3)      (4)      (5)      (6)        (7)        (8)        (9)
                       BOP        BOP                  Per      Per      Per    Montly               Total                 Total
                     Contract    Accum     Premium   Policy   Premium   $1,000   Cost    Monthly    Contract  Surrender     Cash
 Month      YEAR       Fund      Prems      Paid      Loads    Loads     Load   Of Ins   Interest     Fund     Charges   Surr Value
 -----      ----       ----      -----      ----      -----    -----     ----   ------   --------     ----     -------   ----------
   1         5        1,408      5,300     1,200       10       162       23      26        8         2,396       740       1,656
   2         5        2,396      6,521        --       10        --       23      26        8         2,345       740       1,605
   3         5        2,345      6,542        --       10        --       23      26        8         2,294       740       1,555
   4         5        2,294      6,564        --       10        --       23      26        8         2,243       740       1,504
   5         5        2,243      6,585        --       10        --       23      26        8         2,192       740       1,452
   6         5        2,192      6,607        --       10        --       23      26        8         2,141       740       1,401
   7         5        2,141      6,628        --       10        --       23      26        7         2,089       740       1,349
   8         5        2,089      6,650        --       10        --       23      26        7         2,037       740       1,298
   9         5        2,037      6,672        --       10        --       23      26        7         1,985       740       1,246
   10        5        1,985      6,694        --       10        --       23      26        7         1,933       740       1,194
   11        5        1,933      6,716        --       10        --       23      26        7         1,881       740       1,141
                                                                                                                          -------
   12        5        1,881      6,738        --       10        --       23      26        6         1,829       740       1,089
                                                                                                                          -------

      (10)       (11)       (12)         (13)           (14)
      EOP                    EOP          EOP            EOP
     Basic     Corridor   Corridor       Death          Accum
       DB       Factor       DB        Benefits      Prems Paid
       --       ------       --        --------      ----------
    175,000      3.95      9,463        175,000         6,521
    175,000      3.95      9,263        175,000         6,542
    175,000      3.95      9,062        175,000         6,564
    175,000      3.95      8,861        175,000         6,585
    175,000      3.95      8,659        175,000         6,607
    175,000      3.95      8,456        175,000         6,628
    175,000      3.95      8,252        175,000         6,650
    175,000      3.95      8,048        175,000         6,672
    175,000      3.95      7,843        175,000         6,694
    175,000      3.95      7,637        175,000         6,716
    175,000      3.95      7,430        175,000         6,738
                                      ---------       -------
    175,000      3.95      7,223        175,000         6,760
                                      ---------       -------

(0a) BOP Contract Fund - Beginning of Period Contract Fund = Ending Contract Fund from the previous month

(0b) BOP Accum Prem - accumulated at 4% effective annual interest rate, with annual premiums paid at the beginning of the contract year

(1)   Premium paid = 1200

(2)   Per Policy load = $10 per month.

(3)   Sales and Admin Load = 13.5% of premium paid

(4)   Per $1,000 load - $0.13 per month per 1,000 of insurance amount

(5)   Monthly Cost of Insurance - based on 1980 CSO Age Last Birthday Male
      NonSmoker

(6) Monthly Interest - interest earned on the account value = (12) * [(1+i) ^ (1/12) -1 ] where i=4.31% is the crediting interest rate.

(7)   Total Contract Fund - End of Period contract fund = (0) + (1) - (2) - (3)
      - (4) - (5) +(6)

(8) Surrender Charges = Surrender Charge premium * Surrender Charge percentage where surrender charge premium = $1369.75 and surrender charge percentage = 54% for the 5th policy year.

(9) Total Cash Surr Value = Cash Surrender Value corresponding to illustration year 5 = (7) - (8)

(10) EOP Basic DB - End Of Period Death Benefit = face amount plus the contract fund or Accumulated Premiums , if applicable

(11) Corridor factor - cash value accumulation corridor factor for Male age 32 NonSmoker CVAT

(12)  EOP Corridor DB - End of Period Corridor Death Benefit = (11) * (7)

(13) EOP Death Benefit - End of Period Death Benefit corresponding to illustration year 5 = max [ (10) , (12) ]

(14) EOP Accum Prems Paid - Premiums Paid accumulated at 4% interest, corresponding to illustration year 5

                           (27)(m) Annual Investment